SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2006

MAXXAM INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924

(Commission File Number)

95-2078752

(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant's telephone number, including area code: (713) 975-7600

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

MAXXAM Group Inc. ("MGI") is an indirect wholly owned subsidiary of the Registrant. The Pacific Lumber Company ("Palco") is MGI's wholly owned subsidiary, and Scotia Pacific Company LLC ("ScoPac") is a wholly owned subsidiary of Palco.

On April 19, 2006, ScoPac consummated a "Lump Sum Sale" of certain of its "Company Timber" pursuant to (and as such terms are defined in) ScoPac's Indenture dated as of July 20, 1998 (the "Indenture"). In accordance with the Indenture, the specified Company Timber was released from the liens securing ScoPac's outstanding Timber Collateralized Notes ("Timber Notes"). The purchaser in the Lump Sum Sale was MGI. A cash purchase price of $2,074,524 was paid in the Lump Sum Sale, which was calculated using the applicable prices established by the California State Board of Equalization for the first half of 2006 ("First Half 2006 SBE Prices"). MGI and Palco also entered into a similar agreement providing for the sale to Palco of the Company Timber purchased by MGI in the Lump Sum Sale (based upon First Half 2006 SBE Prices) as the Company Timber is delivered to Palco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 20, 2006	MAXXAM INC.

By:     /s/ Bernard L. Birkel

Name:	Bernard L. Birkel
Title:	Secretary & Senior Assistant General Counsel

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